4th Quarter Earnings Presentation February 23, 2023

All product names, logos, brands, trademarks and registered trademarks are property of their respective owners. Confidential & Proprietary Disclaimer 2 IMPORTANT: You must read the following information before continuing to the rest of the presentation, which is being provided to you for informational purposes only. FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements. These forward-looking statements include projections, estimates and assumptions about various matters such as such as future financial and operational performance, including the first quarter 2023 and long-term targets set forth on slides 14 and 15, respectively. In addition, words such as “estimate,” “believe,” “forecast,” “predict,” “project,” “intend,” “should,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including, risks relating to the uncertainty of projected financial information and forecasts, the effects of competition on our business; our ability to attract and retain customers; global economic, market, financial, political or public health conditions or events; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our level of indebtedness; our ability to integrate acquired businesses; the impact of regulations on our business; our ability to protect our proprietary technology and analytics; disruption of our information technology systems; improper disclosure of customer personal data as well as other factors discussed in our filings with the Securities and Exchange Commission. The foregoing factors, as well as other existing risk factors and new risk factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements. NON-GAAP FINANCIAL MEASURES In addition to the financial information prepared in conformity with U.S. GAAP, we provide certain “non-GAAP financial measures.” Such measures are intended as a supplemental measure of our performance that are not required by, or presented in accordance with, GAAP. We present these non-GAAP financial measures because we believe that, when viewed with our GAAP results and the accompanying reconciliation, such measures provide useful information for comparing our performance over various reporting periods as they remove from our operating results the impact of items that we believe do not reflect our core operating performance. These non- GAAP financial measures are not substitutes for any GAAP financial measure and there are limitations to using them. Although the Company believes that these non-GAAP financial measures can make an evaluation of our operating performance more consistent because they remove items that do not reflect our core operations, other companies in the Company’s industry may define their own non-GAAP financial measures differently or use different measures. As a result, it may be difficult to use any non-GAAP financial measure to compare the performance of other companies to our performance. The non-GAAP financial measures presented in these slides should not be considered as measures of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to GAAP results and using these non-GAAP financial measures as supplemental measures. Reconciliation of non-GAAP metrics to the closest comparable GAAP metrics are included on slides 14 and 15. All product names, logos, brands, trademarks and registered trademarks are property of their respective owners.

Q4 2022 Highlights 31 Comprised of senior fixed rate notes and hedged variable rate debt Strengthen our Foundation • ~$200 million in unrestricted cash and unused committed debt capacity as of Dec-31-22 • Two-thirds fixed rate debt1, and long- term maturity on our Senior notes Execute with Excellence • ~9% headcount reduction and 89 branches closed • Centralized late-stage collections for the U.S. Direct Lending business Grow Responsibly • Quarter end gross loan receivables balances grew 10%, to $2.1 billion, primarily in Canada POS. • Improved delinquency metrics due to continued tightening of underwriting standards to reflect the current credit environment, coupled with improved servicing and collections

Disciplined loan growth across all lines of business 4 Highlights: Q4 growth in gross loans receivable was primarily driven by: • $143 million of growth in Canada POS balances • $34 million of growth in U.S. Direct Lending business • $16 million of growth in Canada Direct Lending business (USD, $Millions) 662 639 686 739 773 427 448 468 465 481 459 542 627 690 833$1,548 $1,629 $1,781 $1,894 $2,088 4Q21 1Q22 2Q22 3Q22 4Q22 Gross Loans Receivable U.S. Direct Lending Canada Direct Lending Canada POS * Legacy U.S. Direct Lending business was sold and First Heritage Credit was acquired 1 Includes loans held for sale associated with the sale of the U.S. Legacy Direct Lending business * 1

$57 $68 $78 $28 $35 97.6% 58.8% 44.0% 15.6% 18.4% 4Q21 1Q22 2Q22 3Q22 4Q22 U.S. Direct Lending1,2 NCO NCO % (annualized) Net Charge-offs remain elevated 5 Highlights: • Net charge-offs increased sequentially reflecting a return to normalized performance • U.S. Direct Lending charge-offs decreased vs 4Q21 primarily as a result of selling the Legacy U.S. Direct Lending business which was comprised of shorter- term, higher credit risk loans * Legacy U.S. Direct Lending business was sold and First Heritage Credit was acquired 1 Includes activity related to the sale of charged-off loans of $1.2 million and $5.0 million in 4Q22 and 3Q22, respectively 2 Includes net charge-off activity and loans associated with our sold Legacy U.S. Direct Lending business ($Millions) $2 $3 $4 $6 $9 2.0% 2.0% 2.4% 3.6% 4.4% 4Q21 1Q22 2Q22 3Q22 4Q22 Canada POS NCO NCO % (annualized) * $18 $24 $23 $28 $30 17.6% 22.0% 20.0% 23.6% 25.6% 4Q21 1Q22 2Q22 3Q22 4Q22 Canada Direct Lending NCO NCO % (annualized)

Delinquency rates showing improvement 6 ($Millions) $7 $10 $18 $25 $25 1.9% 2.2% 2.8% 3.6% 2.9% 4Q21 1Q22 2Q22 3Q22 4Q22 Canada POS 31+ Days Past Due 31+ Days Past Due % $13 $19 $19 $22 $19 3.1% 4.1% 4.0% 4.8% 4.0% 4Q21 1Q22 2Q22 3Q22 4Q22 Canada Direct Lending 31+ Days Past Due 31+ Days Past Due % $68 $68 $75 $78 $77 9.7% 10.0% 10.1% 10.5% 9.9% 4Q21 1Q22 2Q22 3Q22 4Q22 U.S. Direct Lending1 31+ Days Past Due 31+ Days Past Due % * 31+ Days Past Due * Legacy U.S. Direct Lending business was sold and First Heritage Credit was acquired 1 Includes loans held for sale associated with the sale of the U.S. Legacy Direct Lending business

CURO

Summary Q4 Results

Results impacted by goodwill impairment and mix shift

($Millions)	4Q22	3Q22	4Q21	% Change Q/Q	% Change Y/Y
Revenue	217	214	224	1%	-3%
Interest Expense	55	50	29	10%	93%
Net Interest Income	**162**	**164**	**196**	**-1%**	**-17%**
Operating Expenses	126	116	140	8%	-10%
Other Expense (Income)	148	(74)	(1)	-300%	#
Pre-provision (Loss) Income	**(112)**	**121**	**57**	**-192%**	**-297%**
Net Charge-offs[1]	74	62	76	19%	-3%
Credit Changes[2]	21	17	18	28%	21%
Pre-tax (Loss) Income, Post-provison	**(207)**	**43**	**(37)**	**-580%**	**460%**
Provision (Benefit) for Income Taxes	(20)	17	(8)	-216%	151%
Net (Loss) Income	**(186)**	**26**	**(29)**		
Diluted EPS	*$ (4.60)*	*$ 0.63*	*$ (0.72)*		
Key Performance Metrics					
NCO %	*15%*	*13%*	*24%*		
Net Interest Margin, Post-Charge-offs[3]	*18%*	*22%*	*39%*		
OpEx Ratio[4]	*25%*	*25%*	*46%*		
Average Gross Receivables	1,991	1,838	1,215		

Pre-tax Loss, Post-provison	(207)
Exclude: Goodwill impairment	145
Exclude: Restructuring exp.	13
Modified Pre-tax Loss, Post-provision	**(48)**

\# - Not meaningful
Note: The above table may not sum due to rounding
1 NCOs presented above exclude $0.0 million, $0.5 million, and $0.8 million for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively, related to the purchase accounting fair value discount, which are excluded from provision.
2 Includes changes in allowance for loan losses, see Appendix for Reconciliation of Non-GAAP Metrics
3 Net Interest Margin, Post Charge-offs = ((Net Interest Income) – (Net Charge-offs)) / (Average Receivables); annualized
4 Operating Expense Ratio: (Operating Expenses / Average Receivables); annualized

Trends:

- Revenue decreased vs prior year primarily due to our strategic shift to longer-term, lower yielding, but more favorable credit risk products
- Interest expense increased sequentially and year-over-year primarily due to increased non-recourse borrowing to support loan growth and rising benchmark rates
- Net charge-offs declined year-over-year due to product mix shift, but increased sequentially reflecting a return to normalized performance
- Operating and Other Expenses increased sequentially primarily due to a $145 million goodwill impairment charge and restructuring expenses of $13 million

7

Q4 Segment Results

CURO

($Millions)	U.S.[1]	Canada	Total Direct Lending[2]	Canada Point of Sale	Total
	Direct Lending				
Revenue	104	78	182	35	217
Interest Expense	33	8	41	14	55
Net Interest Income	**71**	**70**	**141**	**21**	**162**
Operating Expenses	81	31	112	14	126
Other Expense	2	-	2	1	3
Goodwill Impairment	108	-	108	37	145
Pre-provision (Loss) Income	**(120)**	**39**	**(81)**	**(31)**	**(112)**
Net Charge-offs	35	30	65	9	74
Credit Changes	9	3	13	8	21
Pre-tax (Loss) Income, Post-provision	**(164)**	**6**	**(158)**	**(48)**	**(207)**
Gross Loans Receivables	**773**	**481**	**1,254**	**833**	**2,088**
Key Performance Metrics					
NCO %	*18%*	*26%*	*21%*	*4%*	*15%*
Net Interest Margin, post-charge-offs[3]	*19%*	*34%*	*25%*	*7%*	*18%*
OpEx Ratio[4]	*n/a*	*n/a*	*36%*	*8%*	*25%*
Average Gross Receivables	756	473	1,229	762	1,991

Note: The above table may not sum due to rounding
1 Includes costs of centralized functions (i.e. IT, HR, Legal, Finance, etc.)
2 Total of the U.S. Direct Lending and Canada Direct Lending segments
3 Net Interest Margin, post-charge-offs = ((Net Interest Income) – (Net Charge-offs)) / (Average Receivables), annualized
4 Operating Expense Ratio: (Operating Expenses / Average Receivables); annualized

Note:

- U.S. Direct Lending includes a $108 million goodwill impairment and a $13 million restructuring expense
- Canada POS includes a $37 million goodwill impairment
- U.S. Direct Lending interest expense also includes interest on the Senior Notes
- Excluding the impact of goodwill impairment and restructuring expenses, Total Direct Lending had a pre-tax loss of $37 million

8

Increased allowance for loan growth and credit normalization 9 (USD, $Millions) $88 $98 $120 $103 $122 5.7% 6.0% 6.7% 5.4% 5.8% 4Q21 1Q22 2Q22 3Q22 4Q22 Allowance for Loan Losses Allowance, as a % of Gross Loans Receivable Highlights: • The increase in allowance rate was primarily driven by loan growth across all loan portfolios, as well as continued orderly credit normalization as customers return to pre-pandemic payment behaviors • The Company has adopted CECL effective January 1, 2023 * * Legacy U.S. Direct Lending business was sold and First Heritage Credit was acquired 1 Includes loans held for sale associated with the sale of the U.S. Legacy Direct Lending business 1

$119 $157 $157 $102 $89 39% 40% 37% 22% 18% 0% 20% 40% 60% 80% 100% 120% 140% 160% 180% 200% 4Q21 1Q22 2Q22 3Q22 4Q22 Net Interest Income, Post charge-offs Net Interest Margin, Post Charge-offs Net Interest Margin decreased due to strategic shift to higher credit quality loan products 10 (USD, $Millions) Highlights: • Net Interest Income and Net Interest Margin decreased year-over-year due to the sale of the Legacy U.S. Direct Lending business, as well as margin compression due to rising rates, partially offset by the acquisition of Heights Finance and First Heritage Credit • Net Interest Income and Net Interest Margin decreased sequentially due to credit tightening and portfolio repositioning in response to current macroeconomic conditions, as well as margin compression due to rising rates * * Legacy U.S. Direct Lending business was sold and First Heritage Credit was acquired 1 Includes loans held for sale associated with the sale of the U.S. Legacy Direct Lending business 2 Net Interest Margin, Post Charge-offs = ((Net Interest Income) – (Net Charge-offs)) / (Average Receivables), annualized 2 1

57.8% 50.7% 51.4% 34.9% 36.3% 32.1% 4Q21 1Q22 2Q22 3Q22 4Q22 4Q22 Direct Lending2 OpEx Ratio % Continued focus on improving efficiency 11 Operating Expenses % Change ($Millions) 4Q22 3Q22 4Q21 Q/Q Y/Y Salaries and Benefits 66 53 62 23.7% 7.0% Occupancy 12 13 14 -5.6% -11.6% Advertising Expense 4 5 14 -29.6% -73.5% Direct Operations 12 12 20 0.9% -39.3% Amortization and Depreciation 8 10 7 -12.2% 14.7% Other 24 24 23 1.5% 2.3% Operating Expenses 126 116 140 8.3% -9.7% Highlights: The increase in Q4 is primarily due to $13 million restructuring costs * * Legacy U.S. Direct Lending business was sold and First Heritage Credit was acquired Note: The above table may not sum due to rounding 1 OpEx Ratio = (Operating Expenses) / (Average Receivables); annualized 2 Direct Lending Segment = U.S. Direct Lending + Canada Direct Lending 3 Excludes $13 million of restructuring charges 20.1% 12.6% 11.2% 8.2% 7.6% 4Q21 1Q22 2Q22 3Q22 4Q22 Canada POS OpEx Ratio % OpEx Ratio1 3

~Two-thirds of our debt is effectively fixed rate

Fixed[1] vs Variable of Funded Debt


34%
66%
Fixed
Variable

Debt Summary

(Millions, rounded)	Fixed / Variable	Maturity Date	Effective Interest Rate	Borrowing Capacity	Outstanding as of 12/31/22
Corporate Debt:					
7.50% Senior Secured Notes	Fixed	Aug-28	7.50%	n/a	$1,000.0
Funding Debt:					
Heights SPV	Variable	Jul-25	1-Mo SOFR + 4.25%	$425.0	$401.0
First Heritage SPV	Variable	Jul-25	1-Mo SOFR + 4.25%	$225.0	$183.0
Flexiti SPV[2,3]	Fixed	Sep-25	WA rate of 8.07%	$394.0[4]	$344.0
Flexiti Securitization[3]	Fixed	Dec-25	1-Mo CDOR + 3.59%	$388.0[4]	$388.0
Canada SPV	Variable	Aug-26	3-Mo CDOR + 6.00%	$295.0[4]	$295.0
CURO Canada[5] Revolver	Variable	On-demand	Canada Prime +1.95%	$3.7[4]	-
Senior Revolver	Variable	Aug-23	1-Mo SOFR + 5.00%	$40.0	$35.0

1 Comprised of senior fixed rate notes and hedged variable rate debt
2 The weighted average interest rate does not include the impact of the amortization of deferred loan origination costs or debt discounts
3 Each of these facilities has swap agreements
4 Flexiti SPV, Flexiti Securitization, Canada SPV and CURO Canada Revolver borrowing capacity are denominated in CAD but were converted to USD using a 12/31/22 rate of 0.7365
5 On December 21, 2022 the maximum amount of the CURO Canada Revolving Credit Facility was reduced from C$10.0 million to C$5.0 million, and the facility was cancelled on January 6, 2023.

12

Leverage and Liquidity 13 * Legacy U.S. Direct Lending business was sold and First Heritage Credit was acquired 1 See Appendix for definition of Net Leverage and Interest Coverage, which are Non-GAAP financial measures 2 Includes amounts classified as held for sale associated with the sale of the U.S. Legacy Direct Lending business 3 Represents facility commitments, less funded amounts Highlights: Net Leverage increased sequentially and vs prior year due to additional debt funding to support loan growth 708 631 445 306 126 99 110 105 144 92 63 60 48 46 74 4Q21 1Q22 2Q22 3Q22 4Q22 Liquidity and Capacity Unused Capacity Restricted Cash Unrestricted Cash * * (USD, $Millions) 3 15.7x 8.2x 8.6x 11.1x 14.6x 1.1x 1.6x 1.5x 1.1x 0.8x 4Q21 1Q22 2Q22 3Q22 4Q22 Net Leverage & Interest Coverage1 Net Leverage Interest Coverage Ratio Highlights: Cash levels remain consistent, and capacity has decreased to fund growth in Canada POS 2

Q1 Outlook 14 Strengthen our Foundation Enhance liquidity and lending capacity Execute with Excellence • Improve operating leverage • Centralize loan servicing Grow Responsibly • Quality asset growth • Stabilize NIM Receivables: $XX-$XX OpEx Ratio: $XX-$XX Additional Liquidity and Capacity: ~$100 million 1Q23 Targets Receivables: $2.00-$2.05 billion Revenue: $195-$215 million Net Charge-offs1: 15%-17% Operating Expenses: Flat vs 4Q22 1 Guidance includes approximately $20 million of charge-offs that will not be in the reported results, as we harmonize operations and policies

Long-term targets leading to sustainable growth 15 Strengthen our Foundation • Enhance our liquidity position • Manage liquidity to a minimum run-rate level • Create a long-term Net Leverage target Execute with Excellence • Manage our expenses effectively • Improve operating leverage • Centralized loan servicing • New procurement programs • Continued alignment of org Grow Responsibly • Quality asset growth • Omni-channel originations • New locations / state expansion • Expand product offerings Receivables Growth Net Interest Margin1 OpEx Ratio Net Leverage 1 Net Interest Margin, Post Charge-offs = ((Net Interest Income) – (Net Charge-offs)) / (Average Receivables); annualized

16 Appendix

Reconciliation of Non-GAAP Metrics: Net Leverage and Interest Coverage Ratio

(USD, $Millions)	4Q21	1Q22	2Q22	3Q22	4Q22
Net Income Before Tax	**(37)**	**2**	**(33)**	**43**	**(207)**
Exclude Credit Changes[1]	18	8	35	17	21
Exclude Interest Expense	29	38	42	50	55
Exclude non-recurring/non-cash items:					
Goodwill Impairment[2]	-	-	-	-	145
Amortization and Depreciation	7	10	9	10	8
Share-based compensation[3]	4	4	4	1	4
Loss (income) from equity method investment[4]	(3)	(2)	1	2	2
Gain on sale of business[5]	-	-	-	(68)	-
Change in fair value of contingent consideration[6]	2	(0)	4	(11)	-
Restructuring Costs[7]	1	1	1	1	13
Transaction Costs[8]	9	0	(0)	10	1
Adjusted Earnings Before Provision, Interest and Taxes (a)	**30**	**62**	**63**	**54**	**43**
Total Debt[9]	1,946	2,090	2,189	2,449	2,607
Unrestricted Cash	63	60	48	46	74
Net Debt (b)	1,883	2,030	2,188	2,404	2,533
Net Leverage (b)/(a), annualized	**15.7x**	**8.2x**	**8.6x**	**11.1x**	**14.6x**
Interest Expense (c)	29	38	42	50	55
Interest Coverage Ratio (a)/(c)	**1.1x**	**1.6x**	**1.5x**	**1.1x**	**0.8x**

1 Includes changes in allowance for loan losses
2 Goodwill impairment charge recorded on the U.S Direct Lending and Canada POS reporting units during the fourth quarter of 2022
3 Estimated fair value of share-based awards was recognized as non-cash compensation expense on a straight-line basis over the vesting period
4 Share of Katapult's U.S. GAAP net loss (income), recognized on a one quarter lag
5 Gain on the divestiture of the Legacy U.S. Direct Lending business in July 2022
6 Adjustments related to the fair value of the contingent consideration related to the acquisition of Flexiti
7 Restructuring costs resulted from U.S. and CDL store closures and related costs and certain severance payments to eliminate duplicate rolls
8 Transaction costs relate to the sale of the Legacy U.S. Direct Lending business and acquisition of First Heritage in July 2022
9 Total Debt includes debt issuance costs

17

Reconciliation of Non-GAAP Metrics: Credit Changes Net Charge-offs and Credit Changes 4Q21 1Q22 2Q22 3Q22 4Q22 Net Charge-offs (adjusted for purchase accounting1) 76 90 95 62 74 Credit Changes 18 8 35 17 21 Provision for Losses 94 98 130 78 95 1 NCOs presented above excludes $0.0 million, $0.5 million, $10.3 million, $5.0 million and $0.8 million for the three months ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively, related to the purchase accounting fair value discount, which are excluded from provision. 18